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                                                                 EXHIBIT (10A)


                        KEYSTONE COAL MINING CORPORATION
                                  P.O. BOX 729
                          INDIANA, PENNSYLVANIA 15701


Area Code 412
     349-5800



                                               December 22, 1995



Mr. John B. Olansen
Keystone-Conemaugh Projects Office
PO Box 68
682 Philadelphia Street
Indiana, PA 15701

Subject:  Amendment to the 1991 Keystone Coal Supply Agreement

Dear Mr. Olansen:

This letter is to formally request the following modifications to the 1991 Keystone Coal Supply Agreement:

Section 29 Purchase of Coal by Mining Company - We request that Section 29(a) be rewritten as follows:

    "Mining Company shall have the right, without prior approval by Owners, to purchase coal from others for delivery hereunder to the Keystone Station of up to 1.5 million tons of the Annual Contract Quantity for each year, and may provide additional quantities of coal by purchases from others in amounts and at times as approved in writing by Owners."

Part I of Schedule 12(b) - The Managed Cost Components - We request that the following be added to Part I of Schedule 12(b):

    (IX) Any additional costs associated with the Jane, Margaret #11, and Emilie #4 mines, as determined in accordance with Generally Accepted Accounting Principles, which may result from the modification of
         Section 29(a) as described in this Amendment to the 1991 Keystone Coal Supply Agreement dated December 22, 1995, and which the Keystone Owners in good faith deem to be reasonable and appropriate. These costs may include, but are not limited to, the following: continuing water treatment costs, the write off of net book value associated with fixed assets, equipment recovery costs, equipment lease

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        termination costs, and recognition of workers' compensation claims development.

Nothing in this Amendment should be construed to require duplicate payment of any costs paid prior to this Amendment through accrual costs previously characterized as Cost of Production.

Nothing in this Amendment should be construed as a change to Section 2 of the 1991 Keystone Coal Supply Agreement, and the Annual Contract Quantity specified therein shall remain in effect.

Your signature below will evidence your concurrence with the foregoing and will constitute a formal amendment to the 1991 Keystone Coal Supply Agreement.


                                             Sincerely,

                                             /s/ GEORGE M. EVANS
                                             ---------------------------
                                             George M. Evans
                                             Vice President & Treasurer

jem

Approved for the Keystone Owners


By /s/  JOHN B. OLANSEN
   ---------------------------
   John B. Olansen
   Administrative Manager